Exhibit 99.1

Genesee & Wyoming Reports Results for the Fourth Quarter of 2015

DARIEN, Conn.--(BUSINESS WIRE)--February 9, 2016--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Fourth Quarter Highlights

  Operating revenues increased 23.9% to $514.9 million from $415.6 million.
  Same railroad operating revenues, excluding a $16.6 million negative impact of foreign currency depreciation, declined 13.8%, primarily due to weakness in iron ore, coal, metals and agricultural products shipments.
  Adjusted income from operations (adjusted operating income) decreased 16.9% to $94.2 million; Reported income from operations (operating income) decreased 16.6% to $94.6 million.(1)
  Adjusted diluted earnings per common share (EPS) decreased 24.1%, to $0.85, or 20.6%, excluding a $0.05 negative impact of foreign currency; Reported diluted EPS decreased 3.9% to $1.47, including a $0.47 impact from the Short Line Tax Credit and a $0.17 impact from a reduction in U.K. tax rates.(1)

Comments on Fourth Quarter

Jack Hellmann, President and CEO of G&W, commented, “Our financial results for the fourth quarter of 2015 were consistent with our updated guidance, with adjusted diluted EPS of $0.85 down 24% versus last year, or down 21% excluding the impact of foreign currency. Each of our three operating segments, North America, Australia and the U.K./Europe, continued to face weak shipments in most commodity groups with same railroad carloads down approximately 16%. The weakness in our rail shipments has been largely driven by three overarching trends: i) the collapse in the prices of global commodities such as iron ore, copper, manganese and crude oil, ii) the rapid shift of U.S. and U.K. power generation away from coal to cheaper natural gas, and iii) a strong U.S. dollar, which has been making our industrial customers, such as steel manufacturers, as well as our agricultural customers less competitive in global markets.”

“The trends that made 2015 difficult show few signs of abating in 2016. In North America, we anticipate our operating income to be down slightly as sustained weakness in coal and steel shipments is expected to offset positive trends such as core pricing. In Australia, we expect a decline in operating income due to the recent closure of a manganese mine and continued pressure on our remaining iron ore business. In the U.K./Europe, we expect operating income to be flat, but to improve in the second half of 2016 after we complete the restructuring of the U.K. coal business. The net impact of these trends and weaker foreign currencies is that we expect our adjusted diluted EPS to be down approximately 10% in 2016.”

“In response to this environment, we have been intensely focused on enhancing our free cash flow and positioning the business for improving trends in the future. With respect to costs, we have made expense reductions in every operating region, with Australia now initiating a second round of cost cuts and the U.K./Europe planning significant cost reductions and a restructuring of our U.K. coal business in the first half of 2016. With respect to revenues, we continue to concentrate on commercial development worldwide, and have achieved strong revenues per carload in North America led by effective yield management. With respect to capital expenditures, we have been reducing our investment in plant and equipment to be consistent with our lower traffic levels. As a result of these measures, we expect to increase our free cash flow by approximately 10% to around $285 million in 2016, prior to capital for new business investments.”

“Regarding acquisitions and investments, we continue to evaluate multiple opportunities worldwide and will weigh the relative value of these potential investments versus the intrinsic value of our own shares.” (1)

Fourth Quarter Financial Results

G&W's operating revenues increased $99.2 million, or 23.9%, to $514.9 million, in the fourth quarter of 2015, compared with $415.6 million in the fourth quarter of 2014. G&W's income from operations in the fourth quarter of 2015 was $94.6 million, compared with $113.5 million in the fourth quarter of 2014. G&W's operating ratio in the fourth quarter of 2015 was 81.6%, compared with an operating ratio of 72.7% in the fourth quarter of 2014, including lower operating margins from Freightliner Group Limited (Freightliner). G&W's same railroad operating ratio in the fourth quarter of 2015 was 76.1%, compared with 72.7% in the fourth quarter of 2014.

G&W reported net income in the fourth quarter of 2015 of $84.9 million, compared with net income of $87.4 million in the fourth quarter of 2014. Excluding the net impact of certain items affecting comparability between periods as discussed below, G&W’s adjusted net income in the fourth quarter of 2015 was $49.1 million, compared with adjusted net income of $63.8 million in the fourth quarter of 2014.(1)

G&W’s reported diluted EPS in the fourth quarter of 2015 were $1.47 with 57.9 million weighted average shares outstanding, compared with diluted EPS in the fourth quarter of 2014 of $1.53 with 57.1 million weighted average shares outstanding. Excluding the net impact of certain items affecting comparability discussed below, G&W’s adjusted diluted EPS in the fourth quarter of 2015 were $0.85 with 57.9 million weighted average shares outstanding, compared with adjusted diluted EPS in the fourth quarter of 2014 of $1.12 with 57.1 million weighted average shares outstanding.(1)

Items Affecting Comparability

In the fourth quarter of 2015 and 2014, G&W’s results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts).

	Income/ (Loss) Before Taxes Impact	After-Tax Net Income/ (Loss) Impact	Diluted Earnings/ (Loss) Per Common Share Impact
Three Months Ended December 31, 2015
Out of period benefit of final allocation of fair values to Freightliner's assets & liabilities	$2.0	$1.6	$0.03
Business development and related costs	$(2.5)	$(1.7)	$(0.03)
Net gain on sale of assets	$0.3	$0.2	$—
2015 Short Line Tax Credit	$—	$27.4	$0.47
Impact of reduction in U.K. effective tax rate	$—	$9.7	$0.17
Application of full year effective tax rate to Q1 - Q3 2015 results	$—	$(1.3)	$(0.02)

Three Months Ended December 31, 2014
Business development and related costs	$(1.6)	$(1.0)	$(0.02)
Net gain on sale of assets	$1.7	$1.0	$0.02
2014 Short Line Tax Credit	$—	$27.0	$0.47
Application of full year effective tax rate to Q1 - Q3 2014 results	$—	$(3.5)	$(0.06)

In December 2015, the U.S. Short Line Tax Credit (which had previously expired on December 31, 2014), was extended for fiscal years 2015 and 2016. In the fourth quarter of 2015, G&W recorded a tax benefit of $27.4 million associated with the extension of the Short Line Tax Credit, as well as a tax benefit of $9.7 million associated with a prospective change in U.K. tax rates enacted during the fourth quarter. In December 2014, the U.S. Short Line Tax Credit (which had previously expired on December 31, 2013) was extended for fiscal year 2014. In the fourth quarter of 2014, G&W recorded a tax benefit of $27.0 million associated with the extension of the Short Line Tax Credit. In addition, net income for the fourth quarter of 2015 and 2014 were reduced by $1.3 million and $3.5 million, respectively, due to the application of the full year effective tax rate to the results of the first three quarters of each year.

In the fourth quarter of 2015, G&W finalized its allocation of fair values to Freightliner's assets and liabilities, which resulted in a decrease in operating expenses of $3.9 million and an increase in interest expense of $1.0 million. Of the $3.9 million decrease in operating expenses and the $1.0 million increase in interest expense recorded in the fourth quarter of 2015, $2.6 million and $0.7 million, respectively, do not relate to the current period, and, accordingly, have been included as adjustments to our fourth quarter results. In the fourth quarter of 2015, G&W’s results also included business development and related costs of $2.5 million primarily related to the integration of Freightliner and net gain on sale of assets of $0.3 million. G&W's fourth quarter of 2014 results included business development and related costs of $1.6 million and a net gain on the sale of assets of $1.7 million.

Fourth Quarter Results by Segment

Operating revenues from G&W's North American Operations decreased $39.6 million, or 11.7%, to $298.6 million in the fourth quarter of 2015, compared with $338.3 million in the fourth quarter of 2014. Excluding $3.0 million of revenues from new operations and a $4.5 million decrease due to the impact of foreign currency depreciation, North American Operations same railroad revenues decreased by $38.1 million, or 11.4%, primarily due to declines in coal, metals and agricultural products shipments.

North American Operations traffic decreased 67,557 carloads, or 14.8%, to 388,228 carloads in the fourth quarter of 2015. Excluding 7,018 carloads from new operations, same railroad traffic decreased 74,575 carloads, or 16.4%, in the fourth quarter of 2015 compared with the fourth quarter of 2014. The same railroad traffic decrease was principally due to decreases of 40,043 carloads of coal and coke (Midwest, Central and Ohio Valley regions), 15,641 carloads of metals traffic (primarily in the Southern, Ohio Valley and Northeast regions), 4,880 carloads of minerals and stone traffic (primarily in the Midwest, Central and Northeast regions), 3,769 carloads of Other traffic (primarily overhead Class I shipments), 3,420 carloads of agricultural products traffic (primarily in the Mountain West and Ohio Valley regions) and 3,364 carloads of auto and auto parts traffic (primarily in the Pacific Region). All remaining traffic decreased by a net 3,458 carloads.

Income from operations from G&W's North American Operations in the fourth quarter of 2015 was $73.2 million, compared with $90.3 million in the fourth quarter of 2014. The operating ratio for North American Operations was 75.5% in the fourth quarter of 2015, compared with an operating ratio of 73.3% in the fourth quarter of 2014.

Operating revenues from G&W's Australian Operations decreased $17.2 million, or 23.8%, to $55.2 million in the fourth quarter of 2015, compared with $72.4 million in the fourth quarter of 2014. Excluding $11.8 million of revenues from the newly acquired operations of Freightliner Australia and an $11.5 million decrease due to the impact of foreign currency depreciation, Australian Operations same railroad revenues decreased by $17.5 million, or 28.8%, primarily due to a decrease in freight revenues resulting from a decline in iron ore shipments.

Australian Operations traffic decreased 8,111 carloads, or 14.9%, to 46,245 carloads in the fourth quarter of 2015. The traffic decrease was principally due to a decrease of 11,039 carloads of metallic ores traffic, partially offset by an increase of 2,525 in minerals and stone traffic. All remaining traffic increased by a net 403 carloads.

Income from operations from G&W's Australian Operations in the fourth quarter of 2015 was $10.5 million, compared with $23.8 million in the fourth quarter of 2014. The operating ratio for Australian Operations was 81.0% in the fourth quarter of 2015, compared with an operating ratio of 67.2% in the fourth quarter of 2014.

Operating revenues from G&W's U.K./European Operations increased $156.1 million to $161.0 million in the fourth quarter of 2015, compared with $5.0 million in the fourth quarter of 2014 as a result of the newly acquired Freightliner U.K./European operations. U.K./European Operations traffic consisted of 278,150 carloads in the fourth quarter of 2015, which was entirely related to traffic from G&W’s recently acquired Freightliner U.K./European operations.

Income from operations from U.K./European Operations in the fourth quarter of 2015 was $10.9 million with an operating ratio of 93.2%. The prior year is not comparable because over 95% of the revenue and income from operations was generated from the recently acquired Freightliner business. As a reminder, our U.K./European Operations require substantially lower capital expenditures and generate a higher operating ratio than our other segments.

Consolidated Annual Results

G&W reported net income for the year ended December 31, 2015 of $225.0 million ($300.9 million pre-tax), compared with net income of $260.8 million ($367.9 million pre-tax) for the year ended December 31, 2014. Excluding the impact of certain items affecting comparability listed below, G&W’s adjusted net income for the year ended December 31, 2015 was $212.9 million ($339.0 million adjusted pre-tax), compared with adjusted net income of $233.3 million ($372.6 million adjusted pre-tax) for the year ended December 31, 2014. (1)

G&W’s diluted EPS for the year ended December 31, 2015 were $3.89 with 57.8 million weighted average shares outstanding, compared with diluted EPS of $4.58 with 57.0 million weighted average shares outstanding for the year ended December 31, 2014. Excluding certain items affecting comparability listed below, G&W’s adjusted diluted EPS for the year ended December 31, 2015 were $3.68 with 57.8 million weighted average shares outstanding, compared with adjusted diluted EPS of $4.10 with 57.0 million weighted average shares outstanding for the year ended December 31, 2014. (1)

G&W’s 2015 and 2014 annual results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts).

	Income/(Loss) Before Taxes Impact	After-Tax Net Income/(Loss) Impact	Diluted Earnings/(Loss) Per Common Share Impact
Twelve Months Ended December 31, 2015
Business development and related costs	$(9.1)	$(5.6)	$(0.10)
Net gain on sale of assets	$2.3	$1.7	$0.03
Freightliner acquisition-related costs	$(12.6)	$(9.5)	$(0.16)
Loss on settlement of Freightliner acquisition-related foreign currency forward purchase contracts	$(18.7)	$(11.6)	$(0.20)
2015 Short Line Tax Credit	$—	$27.4	$0.47
Impact of reduction in U.K. effective tax rate	$—	$9.7	$0.17

Twelve Months Ended December 31, 2014
Business development and related costs	$(5.2)	$(3.2)	$(0.06)
Net gain on sale of assets	$5.1	$3.5	$0.06
Credit facility refinancing costs	$(4.7)	$(2.9)	$(0.05)
2014 Short Line Tax Credit	$—	$27.0	$0.47
RailAmerica-related tax benefit	$—	$3.9	$0.07
Adjustment for tax returns from previous fiscal year	$—	$(0.7)	$(0.01)

Free Cash Flow (1)

G&W’s free cash flow for the twelve months ended December 31, 2015 and 2014 was as follows (in millions):

	Twelve Months Ended
	2015	2014
Net cash provided by operating activities	$475.1	$491.5
Net cash used in investing activities, excluding new business investments	(1,008.6)	(417.0)
Net cash used for acquisitions (a)	792.2	221.5
Free cash flow before new business investments	258.7	295.9
New business investments	(65.6)	(92.9)
Free cash flow (1)	$193.0	$203.1

(a)	The 2015 period primarily consisted of net cash used for the acquisition of Freightliner and Pinsly Arkansas as well as $33.2 million in cash paid for incremental expenses related to the purchase and integration of the Freightliner acquisition. The 2014 period primarily consisted of cash paid for the Rapid City, Pierre & Eastern Railroad, Inc. (RCP&E) acquisition.

Conference Call and Webcast Details

As previously announced, G&W’s conference call to discuss financial results for the fourth quarter of 2015 will be held on Tuesday, February 9, 2016, at 11 a.m. EST. The dial-in number for the teleconference in the U.S. is (800) 230-1074; outside the U.S. is (612) 288-0337, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors, until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EST on February 9, 2016 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 372876.

About G&W

G&W owns or leases 120 freight railroads worldwide that are organized in 11 operating regions with 7,500 employees and more than 2,500 customers.

  G&W's nine North American regions serve 41 U.S. states and four Canadian provinces and include 113 short line and regional freight railroads, with more than 13,000 track-miles.
  G&W's Australia Region provides rail freight services in New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line.
  G&W's U.K./European Region is led by Freightliner, the U.K.'s largest rail maritime intermodal operator and second-largest rail freight company. Operations also include heavy-haul in Poland and Germany and cross-border intermodal services connecting Northern Europe seaports with key industrial regions throughout the continent.

G&W subsidiaries provide rail service at more than 40 major ports in North America, Australia, and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network congestion or other substantial disruption of operations; customer demand and changes in our operations; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2014 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1. Adjusted income from operations (adjusted operating income), adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
OPERATING REVENUES	$514,853	$415,627	$2,000,401	$1,639,012
OPERATING EXPENSES	420,222	302,156	1,616,140	1,217,441
INCOME FROM OPERATIONS	94,631	113,471	384,261	421,571
INTEREST INCOME	106	88	481	1,445
INTEREST EXPENSE	(18,329)	(12,053)	(67,073)	(56,162)
LOSS ON SETTLEMENT OF FOREIGN CURRENCY FORWARD PURCHASE CONTRACTS	—	—	(18,686)	—
OTHER INCOME, NET	1,403	562	1,948	1,008
INCOME BEFORE INCOME TAXES	77,811	102,068	300,931	367,862
BENEFIT FROM/(PROVISION FOR) INCOME TAXES	7,123	(14,695)	(75,894)	(107,107)
NET INCOME	84,934	87,373	225,037	260,755
BASIC EARNINGS PER COMMON SHARE	$1.49	$1.57	$3.97	$4.71
WEIGHTED AVERAGE SHARES - BASIC	56,915	55,715	56,734	55,305
DILUTED EARNINGS PER COMMON SHARE	$1.47	$1.53	$3.89	$4.58
WEIGHTED AVERAGE SHARES - DILUTED	57,886	57,062	57,848	56,972

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2015 AND 2014
(in thousands)
(unaudited)

	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,941	$59,727
Accounts receivable, net	382,458	357,278
Materials and supplies	45,790	30,251
Prepaid expenses and other	43,197	24,176
Deferred income tax assets, net	69,174	76,994
Total current assets	576,560	548,426
PROPERTY AND EQUIPMENT, net	4,190,618	3,788,482
GOODWILL	812,695	628,815
INTANGIBLE ASSETS, net	1,123,937	587,663
DEFERRED INCOME TAX ASSETS, net	2,110	2,500
OTHER ASSETS, net	43,871	39,867
Total assets	$6,749,791	$5,595,753
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$81,953	$67,398
Accounts payable	282,275	290,746
Accrued expenses	169,586	106,094
Total current liabilities	533,814	464,238
LONG-TERM DEBT, less current portion	2,223,306	1,548,051
DEFERRED INCOME TAX LIABILITIES, net	1,045,727	908,852
DEFERRED ITEMS - grants from outside parties	292,198	279,286
OTHER LONG-TERM LIABILITIES	174,675	37,346
TOTAL EQUITY	2,480,071	2,357,980
Total liabilities and equity	$6,749,791	$5,595,753

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(in thousands)
(unaudited)
	Twelve Months Ended
	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$225,037	$260,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	188,535	157,081
Stock-based compensation	14,649	12,858
Excess tax benefits from share-based compensation	(1,477)	(6,221)
Deferred income taxes	33,872	70,131
Net gain on sale of assets	(2,291)	(5,100)
Loss on settlement of foreign currency forward purchase contracts	18,686	—
Insurance proceeds received	—	5,527
Changes in assets and liabilities which (used) provided cash, net of effect of acquisitions:
Accounts receivable, net	28,905	(39,107)
Materials and supplies	(4,073)	2,600
Prepaid expenses and other	7,462	17,451
Accounts payable and accrued expenses	(39,881)	14,703
Other assets and liabilities, net	5,723	786
Net cash provided by operating activities	475,147	491,464
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(371,504)	(331,499)
Grant proceeds from outside parties	41,742	27,980
Cash paid for acquisitions, net of cash acquired	(740,237)	(221,451)
Net payment from settlement of foreign currency forward purchase contracts related to an acquisition	(18,686)	—
Insurance proceeds for the replacement of assets	10,394	8,029
Proceeds from disposition of property and equipment	4,018	7,096
Net cash used in investing activities	(1,074,273)	(509,845)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(676,257)	(538,035)
Proceeds from issuance of long-term debt	1,261,640	543,300
Debt amendment costs	(9,622)	(3,880)
Proceeds from employee stock purchases	6,829	11,819
Excess tax benefits from share-based compensation	1,477	6,221
Treasury stock acquisitions	(3,261)	(4,186)
Net cash provided by financing activities	580,806	15,239
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(5,466)	(7)
DECREASE IN CASH AND CASH EQUIVALENTS	(23,786)	(3,149)
CASH AND CASH EQUIVALENTS, beginning of period	59,727	62,876
CASH AND CASH EQUIVALENTS, end of period	$35,941	$59,727

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2015		2014
	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$350,513	68.1%	$316,415	76.1%
Freight-related revenues	138,833	27.0%	74,422	17.9%
All other revenues	25,507	4.9%	24,790	6.0%
Total operating revenues	$514,853	100.0%	$415,627	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$158,878	30.8%	$116,324	28.0%
Equipment rents	39,680	7.7%	20,864	5.0%
Purchased services	51,056	9.9%	22,851	5.5%
Depreciation and amortization	49,967	9.7%	40,951	9.9%
Diesel fuel used in train operations	30,293	5.9%	33,644	8.1%
Electricity used in train operations	3,184	0.6%	149	—%
Casualties and insurance	12,467	2.4%	10,481	2.5%
Materials	24,484	4.8%	21,656	5.2%
Trackage rights	20,870	4.1%	13,322	3.2%
Net gain on sale of assets	(310)	(0.1)%	(1,656)	(0.4)%
Other expenses	29,653	5.8%	23,570	5.7%
Total operating expenses	$420,222	81.6%	$302,156	72.7%

Functional Classification
Transportation	$175,316	34.1%	$109,839	26.3%
Maintenance of ways and structures	52,109	10.1%	43,555	10.5%
Maintenance of equipment	66,538	12.9%	42,315	10.2%
General and administrative	75,119	14.6%	59,258	14.3%
Construction costs	1,483	0.3%	7,894	1.9%
Net gain on sale of assets	(310)	(0.1)%	(1,656)	(0.4)%
Depreciation and amortization	49,967	9.7%	40,951	9.9%
Total operating expenses	$420,222	81.6%	$302,156	72.7%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended December 31, 2015	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$226,435	75.8%	$28,248	51.2%	$95,830	59.5%	$350,513	68.1%
Freight-related revenues	56,681	19.0%	25,373	46.0%	56,779	35.3%	138,833	27.0%
All other revenues	15,532	5.2%	1,568	2.8%	8,407	5.2%	25,507	4.9%
Total operating revenues	$298,648	100.0%	$55,189	100.0%	$161,016	100.0%	$514,853	100.0%
Operating expenses:
Labor and benefits	$94,276	31.6%	$15,735	28.5%	$48,867	30.3%	$158,878	30.8%
Equipment rents	14,978	5.0%	3,009	5.5%	21,693	13.5%	39,680	7.7%
Purchased services	17,374	5.8%	3,722	6.7%	29,960	18.6%	51,056	9.9%
Depreciation and amortization	36,415	12.2%	6,654	12.1%	6,898	4.3%	49,967	9.7%
Diesel fuel used in train operations	15,404	5.2%	5,247	9.5%	9,642	6.0%	30,293	5.9%
Electricity used in train operations	—	—%	—	—%	3,184	2.0%	3,184	0.6%
Casualties and insurance	8,913	3.0%	3,035	5.5%	519	0.3%	12,467	2.4%
Materials	12,419	4.2%	3,510	6.4%	8,555	5.3%	24,484	4.8%
Trackage rights	5,785	1.9%	2,357	4.3%	12,728	7.9%	20,870	4.1%
Net gain on sale of assets	(277)	(0.1)%	(3)	—%	(30)	—%	(310)	(0.1)%
Other expenses	20,141	6.7%	1,414	2.5%	8,098	5.0%	29,653	5.8%
Total operating expenses	$225,428	75.5%	$44,680	81.0%	$150,114	93.2%	$420,222	81.6%
Income from operations	$73,220		$10,509		$10,902		$94,631
Net expenditures for additions to property & equipment	$61,218		$11,051		$12,799		$85,068

Three Months Ended December 31, 2014	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$259,345	76.7%	$57,070	78.8%	$—	—%	$316,415	76.1%
Freight-related revenues	57,242	16.9%	12,219	16.9%	4,961	100.0%	74,422	17.9%
All other revenues	21,698	6.4%	3,092	4.3%	—	—%	24,790	6.0%
Total operating revenues	$338,285	100.0%	$72,381	100.0%	$4,961	100.0%	$415,627	100.0%
Operating expenses:
Labor and benefits	$98,029	29.0%	$16,516	22.8%	$1,779	35.9%	$116,324	28.0%
Equipment rents	17,758	5.2%	2,431	3.4%	675	13.6%	20,864	5.0%
Purchased services	15,838	4.7%	6,350	8.8%	663	13.4%	22,851	5.5%
Depreciation and amortization	33,788	10.0%	6,789	9.4%	374	7.5%	40,951	9.9%
Diesel fuel used in train operations	28,045	8.3%	5,147	7.1%	452	9.1%	33,644	8.1%
Electricity used in train operations	—	—%	—	—%	149	3.0%	149	—%
Casualties and insurance	8,433	2.5%	1,684	2.3%	364	7.4%	10,481	2.5%
Materials	18,826	5.5%	2,655	3.7%	175	3.5%	21,656	5.2%
Trackage rights	7,466	2.2%	5,184	7.2%	672	13.5%	13,322	3.2%
Net gain on sale of assets	(1,436)	(0.4)%	(195)	(0.3)%	(25)	(0.5)%	(1,656)	(0.4)%
Other expenses	21,271	6.3%	2,045	2.8%	254	5.1%	23,570	5.7%
Total operating expenses	$248,018	73.3%	$48,606	67.2%	$5,532	111.5%	$302,156	72.7%
Income from operations	$90,267		$23,775		$(571)		$113,471
Net expenditures for additions to property & equipment	$65,667		$9,389		$285		$75,341

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended December 31, 2015	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$28,354	53,463	$530	$4,392	10,680	$411	$248	234	$1,060	$32,994	64,377	$513
Autos & Auto Parts	3,638	6,068	600	—		—	—	—	—	3,638	6,068	600
Chemicals & Plastics	34,219	43,493	787	—	—	—	—	—	—	34,219	43,493	787
Coal & Coke	19,828	53,004	374	—	—	—	7,428	17,711	419	27,256	70,715	385
Food & Kindred Products	8,664	15,270	567	—	—	—	—	—	—	8,664	15,270	567
Intermodal	2	29	69	17,136	15,608	1,098	70,956	215,644	329	88,094	231,281	381
Lumber & Forest Products	20,062	34,684	578	—	—	—	—	—	—	20,062	34,684	578
Metallic Ores	4,738	6,042	784	4,538	3,308	1,372	—	—	—	9,276	9,350	992
Metals	23,963	29,683	807	—	—	—	—	—	—	23,963	29,683	807
Minerals & Stone	26,996	49,724	543	1,870	16,572	113	15,473	42,071	368	44,339	108,367	409
Petroleum Products	18,167	26,605	683	312	77	4,052	—	—	—	18,479	26,682	693
Pulp & Paper	28,108	43,206	651	—	—	—	—	—	—	28,108	43,206	651
Waste	4,688	9,957	471	—	—	—	—	—	—	4,688	9,957	471
Other	5,008	17,000	295	—	—	—	1,725	2,490	693	6,733	19,490	345
Totals	$226,435	388,228	$583	$28,248	46,245	$611	$95,830	278,150	$345	$350,513	712,623	$492

Three Months Ended December 31, 2014	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$34,511	56,612	$610	$5,657	9,312	$607	$—	—	$—	$40,168	65,924	$609
Autos & Auto Parts	5,883	9,432	624	—	—	—	—	—	—	5,883	9,432	624
Chemicals & Plastics	34,461	43,153	799	—	—	—	—	—	—	34,461	43,153	799
Coal & Coke	31,469	93,047	338	—	—	—	—	—	—	31,469	93,047	338
Food & Kindred Products	9,383	15,937	589	—	—	—	—	—	—	9,383	15,937	589
Intermodal	57	542	105	22,323	16,575	1,347	—	—	—	22,380	17,117	1,307
Lumber & Forest Products	20,334	33,549	606	—	—	—	—	—	—	20,334	33,549	606
Metallic Ores	4,414	5,619	786	26,581	14,347	1,853	—	—	—	30,995	19,966	1,552
Metals	31,744	45,122	704	—	—	—	—	—	—	31,744	45,122	704
Minerals & Stone	31,273	51,231	610	2,141	14,047	152	—	—	—	33,414	65,278	512
Petroleum Products	15,694	26,249	598	368	75	4,907	—	—	—	16,062	26,324	610
Pulp & Paper	29,854	44,447	672	—	—	—	—	—	—	29,854	44,447	672
Waste	4,793	10,076	476	—	—	—	—	—	—	4,793	10,076	476
Other	5,475	20,769	264	—	—	—	—	—	—	5,475	20,769	264
Totals	$259,345	455,785	$569	$57,070	54,356	$1,050	$—	—	$—	$316,415	510,141	$620

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2015		2014
	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$1,405,114	70.2%	$1,251,941	76.4%
Freight-related revenues	497,516	24.9%	290,787	17.7%
All other revenues	97,771	4.9%	96,284	5.9%
Total operating revenues	$2,000,401	100.0%	$1,639,012	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$614,967	30.7%	$469,503	28.7%
Equipment rents	149,825	7.5%	82,730	5.0%
Purchased services	186,905	9.3%	100,108	6.1%
Depreciation and amortization	188,535	9.4%	157,081	9.6%
Diesel fuel used in train operations	132,149	6.6%	149,047	9.1%
Electricity used in train operations	13,714	0.7%	1,058	0.1%
Casualties and insurance	42,494	2.1%	41,552	2.5%
Materials	95,248	4.9%	78,366	4.8%
Trackage rights	78,140	3.9%	53,783	3.3%
Net gain on sale of assets	(2,291)	(0.1)%	(5,100)	(0.3)%
Other expenses	116,454	5.8%	89,313	5.4%
Total operating expenses	$1,616,140	80.8%	$1,217,441	74.3%

Functional Classification
Transportation	$666,511	33.3%	$460,051	28.1%
Maintenance of ways and structures	203,369	10.2%	174,716	10.7%
Maintenance of equipment	260,286	13.0%	175,433	10.7%
General and administrative	291,897	14.6%	231,725	14.1%
Construction costs	7,833	0.4%	23,535	1.4%
Net gain on sale of assets	(2,291)	(0.1)%	(5,100)	(0.3)%
Depreciation and amortization	188,535	9.4%	157,081	9.6%
Total operating expenses	$1,616,140	80.8%	$1,217,441	74.3%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Twelve Months Ended December 31, 2015	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$949,028	76.4%	$146,850	60.4%	$309,236	60.0%	$1,405,114	70.2%
Freight-related revenues	227,154	18.3%	87,616	36.1%	182,746	35.4%	497,516	24.9%
All other revenues	65,633	5.3%	8,486	3.5%	23,652	4.6%	97,771	4.9%
Total operating revenues	$1,241,815	100.0%	$242,952	100.0%	$515,634	100.0%	$2,000,401	100.0%
Operating expenses:
Labor and benefits	$397,911	32.0%	$67,947	28.0%	$149,109	28.9%	$614,967	30.7%
Equipment rents	65,918	5.3%	12,298	5.1%	71,609	13.9%	149,825	7.5%
Purchased services	63,986	5.1%	19,560	8.0%	103,359	20.0%	186,905	9.3%
Depreciation and amortization	141,814	11.4%	27,425	11.3%	19,296	3.7%	188,535	9.4%
Diesel fuel used in train operations	75,630	6.1%	21,150	8.7%	35,369	6.9%	132,149	6.6%
Electricity used in train operations	—	—%	—	—%	13,714	2.7%	13,714	0.7%
Casualties and insurance	29,574	2.4%	8,498	3.5%	4,422	0.9%	42,494	2.1%
Materials	57,808	4.7%	11,408	4.7%	26,032	5.0%	95,248	4.9%
Trackage rights	24,601	2.0%	13,234	5.4%	40,305	7.8%	78,140	3.9%
Net gain on sale of assets	(2,001)	(0.2)%	(48)	—%	(242)	—%	(2,291)	(0.1)%
Other expenses	89,088	7.2%	6,638	2.7%	20,728	4.0%	116,454	5.8%
Total operating expenses	$944,329	76.0%	$188,110	77.4%	$483,701	93.8%	$1,616,140	80.8%
Income from operations	$297,486		$54,842		$31,933		$384,261
Net expenditures for additions to property & equipment	$266,548		$31,179		$32,035		$329,762

Twelve Months Ended December 31, 2014	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$1,008,236	77.3%	$243,705	77.8%	$—	—%	$1,251,941	76.4%
Freight-related revenues	214,388	16.4%	55,461	17.7%	20,938	99.8%	290,787	17.7%
All other revenues	82,137	6.3%	14,104	4.5%	43	0.2%	96,284	5.9%
Total operating revenues	$1,304,761	100.0%	$313,270	100.0%	$20,981	100.0%	$1,639,012	100.0%
Operating expenses:
Labor and benefits	$390,755	29.9%	$71,216	22.7%	$7,532	35.9%	$469,503	28.7%
Equipment rents	70,150	5.4%	9,973	3.1%	2,607	12.4%	82,730	5.0%
Purchased services	62,826	4.8%	34,092	10.9%	3,190	15.2%	100,108	6.1%
Depreciation and amortization	127,421	9.8%	28,095	9.0%	1,565	7.5%	157,081	9.6%
Diesel fuel used in train operations	120,729	9.3%	26,346	8.4%	1,972	9.4%	149,047	9.1%
Electricity used in train operations	—	—%	—	—%	1,058	5.0%	1,058	0.1%
Casualties and insurance	30,124	2.3%	10,899	3.5%	529	2.5%	41,552	2.5%
Materials	69,840	5.4%	7,656	2.4%	870	4.1%	78,366	4.8%
Trackage rights	28,928	2.2%	22,095	7.1%	2,760	13.2%	53,783	3.3%
Net gain on sale of assets	(4,582)	(0.4)%	(432)	(0.1)%	(86)	(0.4)%	(5,100)	(0.3)%
Other expenses	75,376	5.8%	12,934	4.1%	1,003	4.8%	89,313	5.4%
Total operating expenses	$971,567	74.5%	$222,874	71.1%	$23,000	109.6%	$1,217,441	74.3%
Income/(loss) from operations	$333,194		$90,396		$(2,019)		$421,571
Net expenditures for additions to property & equipment	$277,725		$24,930		$864		$303,519

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Twelve Months Ended December 31, 2015	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$123,116	216,500	$569	$22,614	51,534	$439	$520	610	$852	$146,250	268,644	$544
Autos & Auto Parts	17,313	27,738	624	—	—	—	—	—	—	17,313	27,738	624
Chemicals & Plastics	140,400	179,002	784	—	—	—	—	—	—	140,400	179,002	784
Coal & Coke	93,541	267,258	350	—	—	—	23,896	60,873	393	117,437	328,131	358
Food & Kindred Products	34,899	61,145	571	—	—	—	—	—	—	34,899	61,145	571
Intermodal	9	107	84	71,429	61,659	1,158	227,526	692,304	329	298,964	754,070	396
Lumber & Forest Products	80,209	137,009	585	—	—	—	—	—	—	80,209	137,009	585
Metallic Ores	19,756	24,812	796	44,204	26,915	1,642	—	—	—	63,960	51,727	1,236
Metals	103,898	133,915	776	—	—	—	—	—	—	103,898	133,915	776
Minerals & Stone	116,537	209,957	555	7,306	60,490	121	52,596	133,656	394	176,439	404,103	437
Petroleum Products	67,584	102,759	658	1,297	307	4,225	—	—	—	68,881	103,066	668
Pulp & Paper	113,830	176,543	645	—	—	—	—	—	—	113,830	176,543	645
Waste	18,078	38,927	464	—	—	—	—	—	—	18,078	38,927	464
Other	19,858	68,728	289	—	—	—	4,698	8,682	541	24,556	77,410	317
Totals	$949,028	1,644,400	$577	$146,850	200,905	$731	$309,236	896,125	$345	$1,405,114	2,741,430	$513

Twelve Months Ended December 31, 2014	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$121,265	210,316	$577	$32,003	54,184	$591	$—	—	$—	$153,268	264,500	$579
Autos & Auto Parts	23,619	34,470	685	—	—	—	—	—	—	23,619	34,470	685
Chemicals & Plastics	136,492	169,160	807	—	—	—	—	—	—	136,492	169,160	807
Coal & Coke	126,377	355,762	355	—	—	—	—	—	—	126,377	355,762	355
Food & Kindred Products	35,534	60,741	585	—	—	—	—	—	—	35,534	60,741	585
Intermodal	390	3,442	113	91,895	63,475	1,448	—	—	—	92,285	66,917	1,379
Lumber & Forest Products	82,271	136,768	602	—	—	—	—	—	—	82,271	136,768	602
Metallic Ores	17,795	22,123	804	109,439	56,542	1,936	—	—	—	127,234	78,665	1,617
Metals	131,161	184,264	712	—	—	—	—	—	—	131,161	184,264	712
Minerals & Stone	112,999	194,335	581	8,921	53,407	167	—	—	—	121,920	247,742	492
Petroleum Products	63,051	104,672	602	1,447	286	5,059	—	—	—	64,498	104,958	615
Pulp & Paper	117,299	174,942	671	—	—	—	—	—	—	117,299	174,942	671
Waste	18,449	39,994	461	—	—	—	—	—	—	18,449	39,994	461
Other	21,534	88,168	244	—	—	—	—	—	—	21,534	88,168	244
Totals	$1,008,236	1,779,157	$567	$243,705	227,894	$1,069	$—	—	$—	$1,251,941	2,007,051	$624

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted income from operations (adjusted operating income), adjusted operating ratio, adjusted net income, adjusted diluted earnings per common share and free cash flow, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure (in millions, except percentages and per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Income from Operations and Adjusted Operating Ratios

	Three Months Ended
	December 31,
	2015	2014
Operating revenues	$514.9	$415.6
Operating expenses	420.2	302.2
Income from operations (a)	$94.6	$113.5
Operating ratio (b)	81.6%	72.7%

Operating expenses	$420.2	$302.2
Business development and related costs	(2.5)	(1.6)
Net gain on sale of assets	0.3	1.7
Out of period benefit of final allocation of fair values to Freightliner's assets & liabilities	2.6	—
Adjusted operating expenses	$420.6	$302.2

Adjusted income from operations	$94.2	$113.4
Adjusted operating ratio	81.7%	72.7%

(a)	Income from operations is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Three Months Ended December 31, 2015	Net Income	Diluted Earnings Per Common Share
As reported	$84.9	$1.47
Add back certain items:
Business development and related costs	1.7	0.03
Net gain on sale of assets	(0.2)	—
Out of period benefit of final allocation of fair values to Freightliner's assets & liabilities	(1.6)	(0.03)
Impact of reduction in U.K. effective tax rate	(9.7)	(0.17)
2015 Short Line Tax Credit	(27.4)	(0.47)
Application of full year effective tax rate to Q1 - Q3 2015 results	1.3	0.02
As adjusted	$49.1	$0.85

Three Months Ended December 31, 2014	Net Income	Diluted Earnings Per Common Share
As reported	$87.4	$1.53
Add back certain items:
Business development and related costs	1.0	0.02
Net gain on sale of assets	(1.0)	(0.02)
2014 Short Line Tax Credit	(27.0)	(0.47)
Application of full year effective tax rate to Q1 - Q3 2014 results	3.5	0.06
As adjusted	$63.8	$1.12
FX		0.05
As adjusted (excluding FX)		$1.07

Twelve Months Ended December 31, 2015	Net Income	Diluted Earnings Per Common Share
As reported	$225.0	$3.90
Add back certain items:
Business development and related costs	5.6	0.10
Freightliner acquisition-related costs	9.5	0.16
Net gain on sale of assets	(1.7)	(0.03)
Loss on settlement of Freightliner acquisition-related foreign currency forward purchase contracts	11.6	0.20
Impact of reduction in U.K. effective tax rate	(9.7)	(0.17)
As adjusted	$240.3	$4.15
2015 Short Line Tax Credit	(27.4)	(0.47)
As adjusted (excluding 2015 Short Line Tax Credit)	$212.9	$3.68

Twelve Months Ended December 31, 2014	Net Income	Diluted Earnings Per Common Share
As reported	$260.8	$4.58
Add back certain items:
Business development and related costs	3.2	0.06
Credit facility refinancing costs	2.9	0.05
Net gain on sale of assets	(3.5)	(0.06)
RailAmerica-related tax benefit	(3.9)	(0.07)
Adjustment for tax returns from previous fiscal year	0.7	0.01
As adjusted	$260.2	$4.57
2014 Short Line Tax Credit	(27.0)	(0.47)
As adjusted (excluding 2014 Short Line Tax Credit)	$233.3	$4.10

Free Cash Flow

	Twelve Months Ended December 31,
	2015	2014
Net cash provided by operating activities	$475.1	$491.5
Net cash used in investing activities (a)	(1,074.3)	(509.8)
Net cash used for acquisitions	792.2	221.5
Free cash flow	$193.0	$203.1

(a) The twelve months ended December 31, 2015 and 2014 includes $65.6 million and $92.9 million, respectively, of new business investments.

		Twelve Months Ended December 31, 2016 (Outlook)
Net cash provided by operating activities		$475
Net cash used in investing activities, excluding new business investments		(225)
Net cash used for acquisitions		—
Free cash flow		$250
New business investments		35
Free cash flow before new business investments		$285

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com